EXHIBIT 5.1

February 1, 2024

Board of Directors

Inhibikase Therapeutics, Inc.

3350 Riverwood Parkway SE, Suite 1900

Atlanta, GA 30339

Ladies and Gentlemen:

We are acting as counsel to Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the sale and issuance from time to time of up to $5,659,255 of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-262551) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2022, as declared effective by the Commission on February 11, 2022, which includes a base prospectus (the “Base Prospectus”), and a prospectus supplement dated February 1, 2024, (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to the terms of the At The Market Offering Agreement, dated February 1, 2024 (the “Agreement”), by and between the Company and H.C. Wainwright & Co., LLC.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed, including without limitation, (i) the Registration Statement, (ii) the Prospectus, (iii) the Agreement, (iv) the Amended and Restated Certificate of Incorporation, (v) the Amended and Restated By-laws of the Company, and (vi) certain resolutions of the Board of Directors of the Company relating to the offering of the Shares (the “Board Resolutions”) and (vii) such other corporate records and instruments and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Agreement and in accordance with the Board Resolutions, and (ii) receipt by the Company of the consideration for the Shares pursuant to the terms of the Agreement, the Shares will be validly issued, fully paid, and non-assessable.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444
US practice conducted through McDermott Will & Emery LLP.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We hereby consent to the filing of this opinion letter as part of the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ McDermott Will and Emery LLP
McDermott Will and Emery LLP

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444
US practice conducted through McDermott Will & Emery LLP.